EXHIBIT 13.1

906 CERTIFICATION

April 16, 2018

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, D.C. 20549

Ladies and Gentlemen:

The certification set forth below is being submitted in connection with the TIM S.p.A. Annual Report on Form 20-F for the year ended December 31, 2017 (the “Report”) for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code.

Arnaud Roy De Puyfontaine, the Executive Chairman, Amos Genish, the Chief Executive Officer, and Piergiorgio Peluso, the Head of Administration, Finance and Control, of TIM S.p.A., each certifies that, to the best of his knowledge:

1.	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of TIM S.p.A.

By: /s/ ARNAUD ROY DE PUYFONTAINE
Name: Arnaud Roy de Puyfontaine
Title: Executive Chairman

By: /s/ AMOS GENISH
Name: Amos Genish
Title: Chief Executive Officer

By: /s/ PIERGIORGIO PELUSO
Name: Piergiorgio Peluso
Title: Head of Administration, Finance and Control